UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 14, 2013

MAC-GRAY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13495	04-3361982
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

404 Wyman Street, Suite 400, Waltham, Massachusetts 02451

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 487-7600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 14, 2013, Mac-Gray Corporation (“Mac-Gray”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CSC ServiceWorks Holdings, Inc. (“Holdings”), CSC ServiceWorks, Inc. (“ServiceWorks”), Spin Holdco Inc. (“Spin” and, together with Holdings and ServiceWorks, “CSC”) and CSC Fenway, Inc., a wholly-owned subsidiary of Spin (“Merger Sub”) pursuant to which, subject to the satisfaction or waiver of the conditions therein, Merger Sub will merge with and into Mac-Gray (the “Merger”), with Mac-Gray surviving as a wholly-owned subsidiary of Spin.

Subject to the terms of the Merger Agreement, which has been unanimously approved by the board of directors of Mac-Gray (the “Board”) and by a special committee of the Board (the “Special Committee”), at the effective time of the Merger (the “Effective Time”), each share of Mac-Gray common stock issued and outstanding immediately prior to the Effective Time (other than shares owned by CSC or Merger Sub (or any of their subsidiaries), shares held by Mac-Gray and shares held by stockholders who have perfected their statutory rights of appraisal under Section 262 of the Delaware General Corporation Law), will be converted into the right to receive $21.25 in cash, without interest (the “Merger Consideration”).

Immediately prior to the Effective Time, each Mac-Gray stock option, whether or not vested and exercisable, that is outstanding and unexercised immediately prior to the Effective Time will be automatically converted into the right to receive an amount in cash (less applicable tax withholdings) equal to the product of (i) the excess, if any, of the Merger Consideration over the per share exercise price of such Mac-Gray stock option and (ii) the total number of shares of Mac-Gray common stock otherwise issuable upon exercise  of such Mac-Gray stock option immediately prior to the Effective Time.  Immediately prior to the Effective Time, each outstanding Mac-Gray restricted stock unit award shall become fully vested and shall be canceled in exchange for the right to receive an amount in cash (less applicable tax withholdings) equal to the product of (i) the Merger Consideration and (ii) the maximum number of shares of Mac-Gray common stock subject to such Mac-Gray restricted stock unit award.

The Merger Agreement contains customary representations, warranties and covenants of Mac-Gray, CSC and Merger Sub, including, among others, covenants by Mac-Gray to conduct its business in the ordinary course during the period between execution of the Merger Agreement and consummation of the Merger (the “Closing”) and not to engage in certain kinds of activities during such period.  Mac-Gray is not permitted to solicit other proposals and Mac-Gray has also agreed, subject to certain exceptions, not to enter into discussions concerning, or provide confidential information in connection with, any alternative transaction and not to withhold, withdraw, amend or modify in a manner adverse to CSC the recommendation of the Board that Mac-Gray’s stockholders approve the Merger Agreement.  In addition, each of the parties has agreed to use its reasonable best efforts to cause the Merger to be consummated.  The Board, as recommended by the Special Committee, has unanimously adopted resolutions approving the Merger Agreement and the transactions contemplated thereby, including the Merger, and recommending the adoption of the Merger Agreement by Mac-Gray’s stockholders, and has agreed to convene and hold a stockholder meeting for the purpose of obtaining the Mac-Gray Stockholder Approval (as defined below).

The Merger is conditioned upon, among other things, the approval of the Merger Agreement by the affirmative vote of holders of at least a majority of all outstanding shares of common stock of Mac-Gray (the “Mac-Gray Stockholder Approval”), the expiration or early termination of the applicable pre-merger waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), and other customary closing conditions.  The Closing is not subject to a financing contingency.

The Merger Agreement contains certain termination rights for both Mac-Gray and CSC, and provides that, upon termination of the Merger Agreement under specified circumstances, Mac-Gray may be required to pay CSC a termination fee of $11 million, including if Mac-Gray accepts a superior acquisition proposal or if the Board effects a change of recommendation.  In addition, the Merger Agreement provides that CSC shall pay Mac-Gray a $15 million termination fee (the “CSC Termination Fee”) if the Merger Agreement is terminated because the applicable waiting period (and any extension thereof) under the HSR Act shall not have expired or been terminated by July 31, 2014.

In connection with the Merger, Pamplona Capital Partners III, L.P. (“Pamplona”) entered into a letter agreement with, inter alia, CSC pursuant to which Pamplona has agreed to provide $594 million in financing (the “Commitment Amount”) to CSC (the “Pamplona Commitment Letter”).  The Commitment Amount will be used by CSC to fund the Merger Consideration at Closing (including as a result of a judgment of specific performance) and any other payments to be made by CSC or Mac-Gray at Closing, and all associated costs and expenses of the Merger for which CSC is responsible.  In addition, Pamplona and CSC shall be jointly and severally liable for any amounts that may be owed by CSC with respect to any breach of the Merger Agreement, including the CSC Termination Fee or any payment of monetary damages awarded to Mac-Gray, provided that Pamplona’s liability for such damages shall not exceed $50 million.  Mac-Gray is an express third party beneficiary of the Pamplona Commitment Letter.

In connection with the proposed Merger, certain stockholders of Mac-Gray entered into voting agreements for the benefit of CSC (collectively, the “Voting Agreements”) pursuant to which they agreed, among other things, to vote their shares of Mac-Gray common stock for the adoption of the Merger Agreement, against any alternative proposal and against any action or agreement that would frustrate the purposes of, or prevent or delay the consummation of, the Merger or the other transactions contemplated by the Merger Agreement.  As of the date hereof, such stockholders owned in the aggregate approximately 15% of Mac-Gray’s outstanding common stock.  The Voting Agreements terminate upon the termination of the Merger Agreement in accordance with its terms, including if Mac-Gray accepts a superior acquisition proposal.

The foregoing descriptions of the Merger Agreement and the Voting Agreements do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is hereby incorporated into this report by reference, and the form of Voting Agreement, which is filed as Exhibit 99.2 hereto and is hereby incorporated into this report by reference.  The Merger Agreement, which has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about Mac-Gray, CSC or Merger Sub, contains representations and warranties of each of Mac-Gray, Spin and Merger Sub.  The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement, including information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Merger Agreement.  Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of a specific date and are modified in important part by the underlying disclosure schedules.  In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact.  Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Mac-Gray’s or CSC’s public disclosures.

Item 8.01. Other Events.

On October 15, 2013, Mac-Gray and ServiceWorks issued a joint press release announcing the entry into the Merger Agreement providing for the acquisition of Mac-Gray by CSC on the terms and conditions contained therein.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Document

2.1	Agreement and Plan of Merger, dated as of October 14, 2013, by and among Mac-Gray Corporation, CSC ServiceWorks Holdings, Inc., CSC ServiceWorks, Inc., Spin Holdco Inc. and CSC Fenway, Inc.*

99.1	Joint Press Release, dated October 15, 2013

99.2	Form of Voting Agreement

*                 Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Mac-Gray hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission (the “Commission”).

Additional Information About the Proposed Transaction and Where to Find It

Mac-Gray plans to file with the Commission and furnish to its stockholders a proxy statement in connection with the proposed transaction with CSC. Investors and security holders of Mac-Gray are urged to read the proxy statement and the other relevant materials when they become available because such materials will contain important information about Mac-Gray, CSC and the proposed transaction. The proxy statement and other relevant materials (when they become available), and any and all other documents filed by Mac-Gray with the Commission, may be obtained free of charge at the Commission’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents Mac-Gray files with the Commission by directing a written request to Mac-Gray Corporation, 404 Wyman Street, Suite 400, Waltham, Massachusetts 02451, Attention: Secretary. Copies

of Mac-Gray’s filings with the Commission may also be obtained at the “Investor Relations” section of Mac-Gray’s website at www.macgray.com.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION.

Participants in the Solicitation

Mac-Gray and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of Mac-Gray in connection with the proposed transaction. Information about those directors and executive officers of Mac-Gray, including their ownership of Mac-Gray securities, is set forth in the proxy statement for Mac-Gray’s 2013 Annual Meeting of Stockholders, which was filed with the Commission on April 29, 2013, as supplemented by other Mac-Gray filings with the Commission. Investors and security holders may obtain additional information regarding the direct and indirect interests of Mac-Gray and its directors and executive officers in the proposed transaction by reading the proxy statement and other public filings referred to above.

Cautionary Statement Regarding Forward-Looking Statements

This report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed Merger and Mac-Gray’s plans with regard to the proxy statement.  Mac-Gray intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe Harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of Mac-Gray, may be identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “project,” or similar expressions.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements.  Certain factors which could cause actual results to differ materially from the forward-looking statements include, but are not limited to, general economic conditions, changes in multi-housing vacancy rates, Mac-Gray’s ability to renew long-term customer contracts, the proposed Merger, the ability to satisfy the closing conditions set forth in the Merger Agreement, including obtaining stockholder approval and those conditions related to antitrust clearance, the ability of the parties to consummate the proposed Merger and those risks set forth in Mac-Gray’s Annual Report on Form 10-K for the year ended December 31, 2012 under “Risk Factors” and in other reports subsequently filed with the Commission. Except as may be expressly required by law, Mac-Gray undertakes no obligation to update any forward-looking statements, which speak only as of the date of this report. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAC-GRAY CORPORATION

Date: October 15, 2013	By:	/S/ STEWART G. MACDONALD, JR.
		Name:	Stewart G. MacDonald, Jr.
		Title:	Chief Executive Officer

Exhibit Index

Exhibit Number	Document

2.1	Agreement and Plan of Merger, dated as of October 14, 2013, by and among Mac-Gray Corporation, CSC ServiceWorks Holdings, Inc., CSC ServiceWorks, Inc., Spin Holdco Inc. and CSC Fenway, Inc.*

99.1	Joint Press Release, dated October 15, 2013

99.2	Form of Voting Agreement

*                 Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Mac-Gray hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Commission.